Exhibit 99.1

Marin Software Announces First Quarter 2015 Financial Results

•	Record first quarter net revenues of $26.4 million, up 16% year-over-year and 21% on a constant currency basis
•	Completed acquisition of Paris-based social advertising platform, SocialMoov

San Francisco, CA (May 6, 2015) – Marin Software Incorporated (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced financial results for the first quarter ended March 31, 2015.

“Our Q1 results exceeded our guidance on both the top and bottom line despite a continued headwind from foreign exchange,” said David A. Yovanno, Chief Executive Officer of Marin. “While still in the early stages, we are winning an increasing number of multi-product deals and our broader Ad Cloud vision is helping to influence deals across our product portfolio. The use of cross-channel data is starting to emerge as a powerful trend in online advertising, and we are putting in place the pieces to capitalize on this opportunity.”

Marin also announced today that John Kaelle, EVP and CFO, has resigned from the Company to pursue other opportunities.  John will be vacating the role of CFO on May 15, 2015, and will remain with the Company until June 4, 2015, as a special advisor. “I’d like to thank John for his many contributions to the Company over the past four years and his leadership through Marin’s evolution to a public company. He has developed a strong financial infrastructure that has served the company well during our growth to date. The board and I wish him well in his future endeavors.” said Yovanno. While the Company initiates an executive search for a new executive to fill the role of CFO, Stephen Kim, EVP, General Counsel and Corporate Secretary, will serve as interim CFO. As a member of the executive staff, Mr. Kim will assist in overseeing the finance group and its functions to align finance with the operational and strategic needs of the Company.

First Quarter 2015 Financial Highlights:

•

Net Revenues: Net revenues totaled $26.4 million, a year-over-year increase of 16% when compared to $22.8 million in the first quarter of 2014. On a non-GAAP constant currency basis, revenues increased year-over-year by 21% when compared to the first quarter of 2014.

•

Gross profit: GAAP gross profit was $16.7 million, resulting in gross margin of 63%, consistent with the GAAP gross margin of 63% during the first quarter of 2014.  Non-GAAP gross profit was $17.7 million, resulting in non-GAAP gross margin of 67%, compared to non-GAAP gross margin of 66% during the first quarter of 2014.

•

Loss from operations: GAAP loss from operations was ($9.7) million, compared to ($8.1) million for the first quarter of 2014.  GAAP operating margin was (37%), compared to (35%) during the first quarter of 2014.  Non-GAAP loss from operations was ($5.4) million, compared to ($6.7) million for the first quarter of 2014.  Non-GAAP operating margin was (20%), compared to (30%) during the first quarter of 2014.

•

Net loss: Net loss was ($9.7) million or ($0.27) per share based on 35.7 million weighted average shares outstanding.  This compares to a net loss of ($8.3) million or ($0.25) per share based upon 33.1 million weighted average shares outstanding for the first quarter of 2014.

•

Non-GAAP net loss: Non-GAAP net loss was ($5.4) million or ($0.15) per share based upon 35.7 million weighted average shares outstanding.  This compares to ($6.9) million or ($0.21) per share based on 33.1 million weighted average shares outstanding during the first quarter of 2014.

•	Adjusted EBITDA: Adjusted EBITDA was a loss of ($3.8) million, as compared to a loss of ($5.4) million for the first quarter of 2014.

•	Balance Sheet: As of March 31, 2015, cash and cash equivalents totaled $52.8 million, compared to $68.3 million as of December 31, 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading "Non-GAAP Financial Measures."

First Quarter 2015 Business Highlights

•

Announced completion of the acquisition of French based SocialMoov, Europe’s top social advertising platform for Facebook and Twitter advertising. SocialMoov offers advertisers and agencies the ability to maximize ROI across Facebook and Twitter.

•

Developed support for Bing’s device targeting capabilities. Using the Marin platform, marketers can take advantage of Bing’s new device targeting capabilities, test the new bid environment before their changes take effect, and more effectively target mobile users across multiple search engines.

•

Partnered with leading mobile ad exchanges MoPub and Nexage to give marketers the ability to reach consumers via mobile in-app and display ads. Integrating with MoPub and Nexage enables Marin customers to seamlessly target consumers across any device and serve ads from premium mobile inventory.

•	Released support for Facebook’s conversion and revenue tracking pixel, allowing advertisers who are using this conversion tracking methodology to make better optimization decisions in Marin.
•

Released a new feature in partnership with AppsFlyer and Kochava to allow advertisers to track mobile app installs and activity across search, display and social ad campaigns. Through this partner integration, Marin customers can identify the influence of online ads on mobile app usage.

•	Announced bidding and URL Builder support for Yahoo Gemini, helping customers to expand their audience reach through mobile search and native advertising channels.
•

Increased the number of active advertisers leveraging the Marin platform. During the first quarter, 820 active advertisers utilized the Marin platform, including 12 active advertisers that utilized the SocialMoov platform, as compared to 704 that utilized the Marin platform during the first quarter of 2014. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of May 6, 2015, Marin is initiating guidance for its second quarter and updating guidance for the full year 2015:

Forward-Looking Guidance
In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending June 30, 2015
Revenues, net	$26.7	$27.2
Non-GAAP loss from operations	$(7.9)	$(7.4)
Non-GAAP net loss per share	$(0.23)	$(0.21)
Weighted-average shares outstanding	36.5
Year Ending December 31, 2015
Revenues, net	$114.0	$116.0
Non-GAAP loss from operations	$(21.0)	$(19.0)
Non-GAAP net loss per share	$(0.60)	$(0.55)
Weighted-average shares outstanding	36.5

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions, benefit from income taxes related to acquisitions and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended March 31, 2015, and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title. A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on May 13, 2015 a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13605509.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.2 billion as of December 2014 in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in nine countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit:  http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income or expenses, net and the non-recurring costs associated with acquisitions. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Non-GAAP constant currency revenues and growth. Marin defines non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements, and uses it to determine the constant currency revenue growth on a year-over-year basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using the average prior period exchange rates. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates. The Company considers non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to historical performance, because they exclude the effects of foreign currency volatility that are not indicative of the Company’s operating results. Marin believes they provide useful supplemental information to investors about the financial performance of the business, enable a comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating the business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, position in the industry, product capabilities and future financial results, including its outlook for the second quarter of 2015 and fiscal year 2015. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of May 6, 2015. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Whitney Sunseri

Corporate Communications, Marin Software

415-399-2580

press@marinsoftware.com

Marin Software Inc.
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	March 31,	December 31,
(Unaudited; in thousands, except par value)	2015	2014
Assets
Current assets
Cash and cash equivalents	$52,798	$68,253
Accounts receivable, net	19,930	18,726
Prepaid expenses and other current assets	5,992	4,751
Total current assets	78,720	91,730
Property and equipment, net	16,943	16,274
Goodwill	19,898	11,527
Intangible assets, net	12,493	7,399
Other noncurrent assets	745	1,287
Total assets	$128,799	$128,217
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,292	$3,737
Accrued expenses and other current liabilities	12,323	12,053
Deferred revenues	1,734	2,052
Current portion of long-term debt	3,192	2,587
Total current liabilities	22,541	20,429
Long-term debt, less current portion	138	621
Other long-term liabilities	2,239	1,050
Total liabilities	24,918	22,100
Stockholders’ equity
Common stock, $0.001 par value	36	35
Additional paid-in capital	261,621	253,221
Accumulated deficit	(156,052)	(146,392)
Accumulated other comprehensive loss	(1,724)	(747)
Total stockholders’ equity	103,881	106,117
Total liabilities and stockholders’ equity	$128,799	$128,217

Marin Software Inc.
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands, except per share data)	2015	2014
Revenues, net	$26,413	$22,815
Cost of revenues (1) (2)	9,709	8,383
Gross profit	16,704	14,432
Operating expenses (1) (2)
Sales and marketing	12,157	11,989
Research and development	8,484	6,083
General and administrative	5,720	4,416
Total operating expenses	26,361	22,488
Loss from operations	(9,657)	(8,056)
Interest expense, net	(11)	(66)
Other income, net	244	4
Loss before provision for income taxes	(9,424)	(8,118)
Provision for income taxes	(236)	(188)
Net loss	$(9,660)	$(8,306)
Net loss per common share, basic and diluted	$(0.27)	$(0.25)
Weighted-average shares outstanding, basic and diluted	35,745	33,112

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$229	$211
Sales and marketing	715	403
Research and development	1,627	437
General and administrative	924	446
Total	$3,495	$1,497

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$215	$—
Sales and marketing	180	—
Research and development	216	—
General and administrative	35	—
Total	$646	$—

Marin Software Inc.
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands)	2015	2014
Operating activities
Net loss	$(9,660)	$(8,306)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,630	1,350
Amortization of internally developed software	542	445
Amortization of intangible assets	646	—
Loss on disposal of property and equipment	4	—
Unrealized foreign currency gain	(243)	—
Noncash interest expense related to warrants issued in connection with debt	9	46
Stock-based compensation related to equity awards and restricted stock	3,495	1,497
Provision for bad debt	100	167
Deferred income tax benefits	(80)	—
Excess tax benefits from stock-based award activities	(8)	(69)
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(26)	(7)
Prepaid expenses and other current assets	(1,215)	(488)
Other assets	552	(208)
Accounts payable	961	324
Deferred revenues	(318)	(491)
Accrued expenses and other current liabilities	(169)	(1,569)
Net cash used in operating activities	(3,780)	(7,309)
Investing activities
Purchases of property and equipment	(2,342)	(782)
Capitalization of internally developed software	(827)	(617)
Acquisition of business, net of cash acquired	(7,509)	—
Net cash used in investing activities	(10,678)	(1,399)
Financing activities
Repayment of notes payable	(929)	(877)
Repurchase of unvested shares	(2)	(1)
Proceeds from exercise of common stock options	333	768
Proceeds from employee stock purchase plan	361	347
Stock issuance costs	(51)	—
Excess tax benefits from stock-based award activities	8	69
Net cash (used in) provided by financing activities	(280)	306
Effect of foreign exchange rate changes on cash and cash equivalents	(717)	129
Net decrease in cash and cash equivalents	(15,455)	(8,273)
Cash and cash equivalents
Beginning of period	68,253	104,407
End of period	$52,798	$96,134
Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment recorded in accounts payable and accrued expenses	$1,027	$100
Issuance of common stock in connection with business acquisition	4,337	—

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Expenses (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015
Sales and Marketing (GAAP)	$11,989	$11,978	$12,186	$11,563	$47,716	$12,157
Less Stock-based compensation	(403)	(449)	(530)	(513)	(1,895)	(715)
Less Amortization of intangible assets	—	(37)	(112)	(112)	(261)	(180)
Sales and Marketing (Non-GAAP)	$11,586	$11,492	$11,544	$10,938	$45,560	$11,262
Research and Development (GAAP)	$6,083	$6,627	$7,824	$8,217	$28,751	$8,484
Less Stock-based compensation	(437)	(649)	(1,362)	(1,337)	(3,785)	(1,627)
Less Amortization of intangible assets	—	(57)	(170)	(170)	(397)	(216)
Plus Capitalization of internally developed software	617	729	1,035	765	3,146	827
Research and Development (Non-GAAP)	$6,263	$6,650	$7,327	$7,475	$27,715	$7,468
General and Administrative (GAAP)	$4,416	$5,368	$5,682	$5,791	$21,257	$5,720
Less Stock-based compensation	(446)	(651)	(851)	(849)	(2,797)	(924)
Less Amortization of intangible assets	—	(11)	(32)	(32)	(75)	(35)
Less Acquisition related expenses	—	(217)	(8)	(125)	(350)	(408)
General and Administrative (Non-GAAP)	$3,970	$4,489	$4,791	$4,785	$18,035	$4,353

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Measures (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015
Gross Profit (GAAP)	$14,432	$15,090	$16,539	$17,679	$63,740	$16,704
Plus Stock-based compensation	211	192	173	189	765	229
Plus Amortization of internally developed software	445	465	480	515	1,905	542
Plus Amortization of intangible assets	—	57	171	171	399	215
Gross Profit (Non-GAAP)	$15,088	$15,804	$17,363	$18,554	$66,809	$17,690
Operating Loss (GAAP)	$(8,056)	$(8,883)	$(9,153)	$(7,892)	$(33,984)	$(9,657)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495
Plus Amortization of internally developed software	445	465	480	515	1,905	542
Plus Amortization of intangible assets	—	162	485	485	1,132	646
Plus Acquisition related expenses	—	217	8	125	350	408
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)
Operating Loss (Non-GAAP)	$(6,731)	$(6,827)	$(6,299)	$(4,644)	$(24,501)	$(5,393)
Net Loss (GAAP)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495
Plus Amortization of internally developed software	445	465	480	515	1,905	542
Plus Amortization of intangible assets	—	162	485	485	1,132	646
Plus Noncash expenses related to warrants	46	46	22	9	123	9
Plus Acquisition related expenses	—	217	8	125	350	408
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)
Less Effects of income taxes related to acquisition	—	(2,603)	—	318	(2,285)	—
Net Loss (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Calculation of Non-GAAP Earnings Per Share (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands, except per share data)	2014	2014	2014	2014	2014	2015
Net Loss (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)
Weighted-average shares outstanding, basic and diluted	33,112	33,771	34,849	35,060	34,210	35,745
Non-GAAP net loss per common share, basic and diluted	$(0.21)	$(0.22)	$(0.18)	$(0.15)	$(0.76)	$(0.15)

Marin Software Inc.
Reconciliation of Net Loss to Adjusted EBITDA (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015
Net Loss	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)
Depreciation	1,350	1,367	1,428	1,524	5,669	1,630
Amortization of internally developed software	445	465	480	515	1,905	542
Amortization of intangible assets	—	162	485	485	1,132	646
Interest expense, net	66	62	33	16	177	11
Provision for (benefit from) income taxes	188	(2,440)	259	537	(1,456)	236
EBITDA	$(6,257)	$(7,175)	$(6,559)	$(5,753)	$(25,744)	$(6,595)
Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495
Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)
Acquisition related expenses	—	217	8	125	350	408
Other (income) expenses, net	(4)	286	(201)	385	466	(244)
Adjusted EBITDA	$(5,381)	$(5,460)	$(4,871)	$(3,120)	$(18,832)	$(3,763)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Non-GAAP Constant Currency Revenue Reconciliation (1)

	Three Months Ended
	March 31,	March 31,	Year-Over-Year
(Unaudited; in thousands)	2015	2014	Growth
Revenues, as reported	$26,413	$22,815	16%
Foreign currency exchange impact on Q1 2015 revenues using Q1 2014 rates	1,292	—	—
Revenues, at constant currency	$27,705	$22,815	21%

(1)	Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the Q1 2014 average exchange rates to Q1 2015 revenues.